Exhibit 10.4

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
by and among
BALLY TOTAL FITNESS HOLDING CORPORATION
and
THE HOLDERS NAMED HEREIN

Dated as of April 13, 2006

Page
(b) Headings	15
(c) Conflicting Instructions	15
(d) Remedies	15
(e) Entire Agreement	15
(f) Notices	15
(g) Governing Law	15
(h) Severability	15
(i) Counterparts	16

SCHEDULES:

SCHEDULE A –NOTICES

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
          AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April 13, 2006 (this “Agreement”), by and among Bally Total Fitness Holding Corporation, a Delaware corporation (the “Company”), and the holders of Registrable Common Stock (as hereinafter defined) who were signatories to the Original Registration Rights Agreement (the “Original Holders”).
          To induce the Original Holders to deliver their consent in connection with the waiver extension relating to the 9 7/8% Notes (as hereinafter defined) and to accept the issuance of the Common Stock by the Company, the Company has undertaken to register Registrable Common Stock under the Securities Act (as hereinafter defined) and to take certain other actions with respect to the Registrable Common Stock, the parties previously entered into a Registration Rights Agreement on January 17, 2006 (the “Original Registration Rights Agreement”). In connection with the receipt of consents in connection with a waiver relating to the 9 7/8% Notes and the 10 1/2% Notes (as hereinafter defined) on April 7, 2006, the Company has undertaken to register additional Registrable Common Stock under the Securities Act. The parties desire to amend and restate the Original Registration Rights Agreement to set forth the terms and conditions of such undertakings.
          In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:
          “Affiliate” of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. For purposes of this definition, “control” means the ability of one Person to direct the management and policies of another Person.
          “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Common Stock” means the shares of common stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to the Common Stock.
          “Company Indemnitee” has the meaning set forth in Section 8(a) hereof.
          “Consent Agreements” means the several Consent Agreements, dated as of August 24, 2005, among the Company and the Original Holders.
          “Consent Solicitation” means: (i) the Company’s receipt of consents in the Consent Agreements pursuant to which the Company obtained an extension through November

30, 2005 of a waiver to comply with certain covenants in the indenture relating to the Company’s 9 7/8% Senior Subordinated Notes due 2007 (the “9 7/8% Notes”); (ii) the related solicitation of consents described in the Offering Memorandum/Consent Solicitation Statement, dated as of October 18, 2005, and the related Letter of Consent (the “Follow-On Consent Solicitation”); and (iii) the Company’s solicitation of consents with respect to its 9 7/8% Notes and its 10 1/2% Senior Notes due 2011 (the “10 1/2% Notes”) described in the Offering Memorandum/Consent Solicitation Statements, dated as of March 27, 2006, and the related Letters of Consent (the “Third Consent Solicitation”).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.
          “Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including the reasonable fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company, and the reasonable fees and expenses of one legal counsel to the Original Holders (as designated by the Majority Holder) relating to the registration of the Registrable Common Stock as provided herein, but excluding applicable transfer taxes, if any, which transfer taxes shall be borne by the seller or sellers of Registrable Common Stock in all cases,.
          “Holder Indemnitee” has the meaning set forth in Section 8(b) hereof.
          “Holders” shall mean the Original Holders, the holders that received Registrable Common Stock in the Follow-On Consent Solicitation and the holders that received Registrable Common Stock in the Third Consent Solicitation.
          “Initiating Holder(s)” means at the time of any Initiating Request: (i) a Majority Holder; or (ii) one or more Original Holders which collectively own a majority of the shares of Common Stock issued in the Consent Agreements.
          “Initiating Request” has the meaning set forth in Section 2(a) hereof.
          “Loss” and “Losses” have the meanings set forth in Section 8(a) hereof.
          “Majority Holder” means any Original Holder which, together with its Affiliates, beneficially owns a majority of the shares of Common Stock issued to the Original Holders pursuant to the Consent Agreements.
          “NASD” means the National Association of Securities Dealers, Inc.

          “NYSE” means the New York Stock Exchange.
          “Offering Documents” has the meaning set forth in Section 8(a) hereof.
          “Person” means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.
          “Piggyback Requesting Holder” has the meaning set forth in Section 3 hereof.
          “Public Offering” means a public offering and sale of Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar forms) under the Securities Act.
          “Registrable Common Stock” means any of the Common Stock owned by the Holders from time to time, whether now or in the future, and any other securities issued or issuable with respect to or in exchange for such shares of Common Stock; provided, however, that a share of Common Stock will cease to be Registrable Common Stock after it has been sold: (a) under a registration statement effected pursuant hereto; or (b) pursuant to Rule 144 promulgated under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.
          “Selling Holders” means the Holders of Registrable Common Stock requested to be registered pursuant to Section 2(a) or 3 hereof.
          “Transfer” means any transfer, sale, assignment, pledge, hypothecation or other disposition of any interest. “Transferor” and “Transferee” have correlative meanings.
     2. Securities Act Registration on Request.
          (a) Request. At any time and from time to time after the Company becomes eligible to use a short form registration statement on Form S-3 or any successor form and if the Company’s obligations hereunder have not terminated pursuant to and in accordance with the terms of Section 14 hereof, any Initiating Holder(s) may on one occasion make a written request (the “Initiating Request”) for the registration with the Commission under the Securities Act of all or part of the Registrable Common Stock of such Initiating Holder(s); provided, however, that such request shall specify the number of shares to be disposed of by such Holders and the proposed plan of distribution therefor; upon the receipt of any Initiating Request for registration pursuant to this paragraph, the Company promptly shall notify in writing all other Holders of Registrable Common Stock of the receipt of such request and will use its reasonable best efforts to effect, at the earliest practicable date, such registration under the Securities Act, including a shelf registration, if applicable, of:
     (i) the Registrable Common Stock which the Company has been so requested to register by such Initiating Holder(s), and

     (ii) all other Registrable Common Stock which the Company has been requested to register by any other Holders by written request given to the Company within 15 days after the giving of written notice by the Company to such other Holders of the Initiating Request, all to the extent necessary to permit the disposition (in accordance with Section 2(c) hereof) of the Registrable Common Stock so to be registered; provided that, any Holder whose Registrable Common Stock was to be included in any such registration pursuant to this Section 2(a), by written notice to the Company, may withdraw such request and, on receipt of such notice of the withdrawal of such request from Holders holding a percentage of Registrable Common Stock, such that the Holders that have not elected to withdraw do not hold, in the aggregate, the requisite percentage of the Registrable Common Stock to constitute Initiating Holder(s), the Company shall not effect such registration.
          (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to Section 2(a) hereof, no securities other than Registrable Common Stock shall be included among the securities covered by such registration.
          (c) Registration Statement Form. Registrations under Section 2(a) hereof shall be on Form S-3 or such other appropriate short-form registration form prescribed by the Commission under the Securities Act as shall permit the disposition of the Registrable Common Stock pursuant to Rule 415 (or any successor rule) under the Securities Act. The Company agrees to include in any such registration statement filed pursuant to Section 2(a) hereof all information which the Selling Holders holding a majority of shares of the Registrable Common Stock covered by such registration statement effected pursuant hereto, upon advice of counsel, shall reasonably request.
          (d) Effective Registration Statement. A registration requested pursuant to Section 2(a) hereof shall not be deemed to have been effected:
     (i) unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Common Stock covered by such registration statement until April 13, 2008; or
     (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective.
          The Holders of Registrable Common Stock to be included in a registration statement may at any time terminate a request for registration made pursuant to Section 2(a) in accordance with Section 2(a)(ii).
     3. Piggyback Registration. If the Company proposes to register any of its Common Stock under the Securities Act by registration on any forms other than Form S-4 or S-8 (or any successor or similar form(s)), whether or not pursuant to registration rights granted to other holders of its Common Stock and whether or not for sale for its own account, and a registration statement filed pursuant to Section 2 hereof has not been declared effective, it shall give prompt written notice to all of the Holders of its intention to do so and of such Holders’ rights (if any) under this Section 3, which notice, in any event, shall be given at least 30 days prior to the effectiveness of such proposed registration. Upon the written request of any Holder receiving notice of such proposed registration that is a Holder of Registrable Common Stock (a “Piggyback Requesting Holder”) made within 15 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to the relevant securityholders, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned effectiveness date), which request shall specify the Registrable Common Stock intended to be disposed of by such Piggyback Requesting Holder and the minimum offering price per share at which the Holder is willing to sell its Registrable Common Stock, the Company shall, subject to Section 6(a) hereof, effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the Piggyback Requesting Holders thereof; provided that,
     (A) prior to the effective date of the registration statement filed in connection with such registration, promptly following receipt of notification by the Company from the managing underwriter (if an underwritten offering pursuant to Section 6) of the price at which such securities are to be sold, the Company shall so advise each Piggyback Requesting Holder of such price, and if such price is below the minimum price which any Piggyback Requesting Holder shall have indicated to be acceptable to such Piggyback Requesting Holder, such Piggyback Requesting Holder shall then have the right irrevocably to withdraw its request to have its Registrable Common Stock included in such registration statement, by delivery of written notice of such withdrawal to the Company within five Business Days of its being advised of such price, without prejudice to the rights of any Holder(s) of Registrable Common Stock to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 3 or to cause a registration to be effected under Section 2(a) hereof, as the case may be;
     (B) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 3 or to cause a registration to be effected under Section 2(a) hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any

      Registrable Common Stock, for the same period as the delay in registering such other securities; and
     (C) if such registration was initiated by the Company for its own account and involves an underwritten offering, each Piggyback Requesting Holder shall sell its Registrable Common Stock on the same terms and conditions as those that apply to the Company, and the underwriters of each such piggyback underwritten offering shall be a nationally recognized underwriter (or underwriters) selected by the Company.
          No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Section 2(a) hereof and no registration effected pursuant to this Section 3 shall be deemed to have been effected pursuant to Section 2(a) hereof.
     4. Expenses. The Company shall pay all Expenses in connection with any registration initiated pursuant to Sections 2(a) or 3 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Common Stock originally requested to be included in such registration are ultimately included in such registration.
     5. Registration Procedures. If and whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2(a) and 3 hereof, the Company shall, as expeditiously as possible:
     (a) prepare and file with the Commission (within 30 days in the case of a registration initiated pursuant to Section 2(a) hereof) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may discontinue any registration of its securities that are not shares of Registrable Common Stock (and, under the circumstances specified in Sections 3 and 7(b) hereof, its securities that are shares of Registrable Common Stock) at any time prior to the effective date of the registration statement relating thereto;
     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Common Stock covered by such registration statement until April 13, 2008, or such time as all of such Registrable Common Stock has been disposed of in accordance with the method of disposition set forth in such registration statement;
     (c) furnish to each seller of Registrable Common Stock covered by such registration statement and each underwriter, if any, such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the sellers of a majority of the Registrable Common Stock covered by such registration statement or any underwriter may reasonably request in writing;
     (d) use its reasonable best efforts (i) to register or qualify all Registrable Common Stock and other securities, if any, covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Common Stock covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;
     (e) use its reasonable best efforts to cause all Registrable Common Stock and other securities, if any, covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Common Stock to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock;
     (f) notify each seller of Registrable Common Stock and other securities covered by such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the written request of any such seller of Registrable Common Stock, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
     (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Common Stock at the earliest possible moment;

     (h) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Registrable Common Stock and to the managing underwriter, if any, at least ten days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;
     (i) use its reasonable best efforts to cause all Registrable Common Stock covered by a Registration Statement to be listed on a national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Common Stock is then permitted under the rules of such exchange;
     (j) provide a transfer agent and registrar for the Registrable Common Stock covered by a registration statement no later than the effective date thereof;
     (k) enter into such agreements and take such other actions as the Holders holding a majority of the shares of Registrable Common Stock covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock; and
     (l) if requested by the Holders holding a majority of the shares of Registrable Common Stock being sold, cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold and not bearing any restrictive legends; and enable such Registrable Common Stock to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Holders holding a majority of the shares of Registrable Common Stock being sold, may request at least five Business Days prior to any sale of Registrable Common Stock to the underwriters;
          As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Common Stock of any particular Holder, such Holder must furnish to the Company in writing such information regarding itself, the Registrable Common Stock held by it and the intended methods of disposition of the Registrable Common Stock held by it as is necessary to effect the registration of such Holders’ Registrable Common Stock and is requested in writing by the Company. At least: (i) 20 days prior to the first anticipated filing date of a Registration Statement for registration under Section 2 of this Agreement; or (ii) 20 days prior to the anticipated effectiveness date of a Registration Statement filed under Section 3 of this Agreement, the Company will notify in writing each Holder of the information referred to in the preceding sentence which the Company is requesting from that Holder whether or not such Holder has elected to have any of its Registrable Common Stock included in the Registration Statement. If, within ten days prior to the anticipated filing date or effectiveness date, as the case may be, the Company has not received the requested information from a Holder, then the Company may file the Registration Statement without including Registrable Common Stock of that Holder.

          Each Original Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Common Stock it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Common Stock. Each Original Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 5, such Original Holder shall forthwith discontinue such Original Holder’s disposition of Registrable Common Stock pursuant to the registration statement relating to such Registrable Common Stock until such Original Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 5 and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Original Holder’s possession of the prospectus relating to such Registrable Common Stock current at the time of receipt of such notice. If any event of the kind described in subsection (f) of this Section 5 occurs and such event is the fault solely of an Original Holder(s), such Original Holder(s) shall pay all Expenses directly attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by subsection (f) of this Section 5. In the event a Holder that is not an Original Holder elects to have shares of its Registrable Common Stock included in a registration statement, such Holder will have agreed with each of the preceding requirements in the notice it provides to the Company regarding the inclusion of shares of its Registrable Common Stock in such registration statement.
     6. Piggyback Underwritten Offerings.
          (a) Priority. Prior to the effectiveness of a registration statement filed pursuant to Section 2 hereof, if the Company proposes to register any of its Common Stock under the Securities Act for its own account as contemplated by Section 3 hereof and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Piggyback Requesting Holders) that if all the Registrable Common Stock requested to be included in such registration were so included, in its opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number and type of securities which may be included in such offering without such effect), then the Company shall include in such registration pursuant to Section 3, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof, pro rata among the Piggyback Requesting Holders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Piggyback Requesting Holders and (iii) third, other securities, if any.
          Any Holder may withdraw its request to have all or any portion of its Registrable Common Stock included in any such offering by notice to the Company within 10 Business Days after receipt of a copy of a notice from the managing underwriter pursuant to this Section 6(b).
          (b) Holders of Registrable Common Stock to be Parties to Underwriting Agreement. The holders of Registrable Common Stock to be distributed by underwriters in an underwritten offering contemplated by subsection (a) of this Section 6 shall be parties to the underwriting agreement between the Company and such underwriters, but shall have only those obligations and make only those representations and warranties as are customary with respect to selling stockholders, as opposed to issuers, in an underwritten public offering.
          (c) Holdback Agreements. Each Original Holder agrees, if required by the managing underwriter for any underwritten offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, during the 10 days prior to the date on which an underwritten registration of Registrable Common Stock pursuant to Section 3 hereof in which such Original Holder is participating has become effective and until 90 days (or such lesser period as may be required by the managing underwriter) after the effective date of such underwritten registration in which such Original Holder is participating, except as part of such underwritten registration or to the extent that such Original Holder is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term “fiduciary,” a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.
          The Company agrees not to effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 10 days prior to the date on which any underwritten registration pursuant to Section 2 or 3 hereof has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration.
     7. Postponements.
          (a) If the Company shall fail to file any registration statement required to be filed pursuant to a request for registration under Section 2(a) hereof within 30 days, the Initiating Holder(s) requesting such registration shall have the right to withdraw the request for registration if such withdrawal shall be made by Holders of Registrable Common Stock holding an amount of Registrable Common Stock such that the Holders that have not elected to withdraw do not hold the requisite percentage of shares of Registrable Common Stock to constitute Initiating Holders(s). In the event of such withdrawal, the request for registration shall not be counted for purposes of determining the number of registrations to which Holders are entitled pursuant to Section 2 hereof. The Company shall pay all Expenses incurred in connection with a request for registration withdrawn pursuant to this paragraph.
          (b) The Company may delay or suspend the filing or effectiveness of any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Holder’s rights to make sales pursuant to any effective registration statement, if the Company provides to the Selling Holders a written notice certifying that the Board of Directors of the Company has determined reasonably and in good faith that the initial filing of the registration statement (or any subsequent amendment or supplement thereto), the initial effectiveness of the registration statement or the continuing effectiveness thereof would require the disclosure of material non-public information that would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. The filing of a registration statement, or any amendment or supplement thereto, by the Company or the effectiveness thereof cannot be deferred or suspended, as the case may be, and the Selling Holders’ rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence for more than 30 days after the abandonment or consummation of any of the foregoing transactions; provided, however, that the Company may so defer or suspend the use of any registration statement no more than 60 days in a calendar year. If the Company suspends the Selling Holders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.
     8. Indemnification.
          (a) Indemnification by the Company. In connection with any registration statement filed by the Company pursuant to Section 2(a) or 3 hereof, to the fullest extent permitted by law the Company shall, and hereby agrees to, indemnify and hold harmless, each Original Holder and seller of any Registrable Common Stock covered by such registration statement and each other Person, if any, who controls (within the meaning of the Exchange Act) such Original Holder or seller, and their respective stockholders, directors, officers, employees, partners, agents and Affiliates (each, a “Company Indemnitee” for purposes of this Section 8(a)), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Company Indemnitee is a party thereto), joint or several, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto (collectively, “Offering Documents”) (or any document incorporated by reference therein), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, the Company shall not be liable to any particular Company Indemnitee, but only such Company Indemnitee, in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

     (b) Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Section 2(a) or 3 hereof in which an Original Holder has registered for sale Registrable Common Stock, each such Original Holder shall, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and each other seller and such seller’s employees, directors, officers, stockholders, partners, agents and Affiliates (each, a “Holder Indemnitee” for purposes of this Section 8(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing duly executed by such Original Holder specifically stating that it is expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 8(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the sale of Registrable Common Stock giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such indemnifying party.
     (c) Notices of Losses, etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 8, except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject. Notwithstanding any of the foregoing, nothing in this Section 8 shall require the Company to reimburse the reasonable fees and expenses of more than one counsel for any indemnified parties where the Company is the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 8 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 8, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 8 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Common Stock covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Common Stock; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the net proceeds received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Original Holders of Registrable Common Stock to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person’s consent.
          (e) Other Indemnification. The Company and each Original Holder who has registered for sale shares of its Registrable Common Stock shall, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act, indemnify Holder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Holder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this Section 8 (with appropriate modifications).
          (f) Indemnification Payments. The indemnification and contribution required by this Section 8 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.
     9. Registration Rights to Others. The Company’s Board of Directors is expressly permitted, by majority vote, to provide to any holder of newly issued shares of the Company’s Common Stock or any other securities of the Company rights with respect to the registration of such Common Stock or other securities of the Company under the Securities Act; provided that the Holders shall have the rights specified in Section 3 with respect to any applicable registration requested by other Holders.

     10. Adjustments Affecting Registrable Common Stock. Without the written consent of Original Holders of a majority of the outstanding shares of Registrable Common Stock issued pursuant to the Consent Agreements, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Common Stock that would materially adversely affect the ability of the Holders to include such Registrable Common Stock in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Common Stock under any such registration or other offering.
     11. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from the Original Holder(s) of at least a majority of the shares of Registrable Common Stock issued pursuant to the Consent Agreements affected by such amendment, modification or waiver.
     12. Nominees for Beneficial Owners. In the event that any Registrable Common Stock is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Common Stock for purposes of any request or other action by any Holder(s) pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Common Stock held by any Holder(s) contemplated by this Agreement. If the beneficial owner of any Registrable Common Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Common Stock.
     13. No Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The Holders may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any Transferee of shares of Registrable Common Stock held by them to the extent such Transferee agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof.
     14. Termination of Registration Rights. The Company’s obligations under Sections 2(a) and 3 hereof to register Common Stock for sale under the Securities Act shall terminate on April 13, 2008.
     15. Rule 144. The Company shall take all actions reasonably necessary to enable each Holder to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limitation, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     16. Miscellaneous
          (a) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.
          (b) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.
          (c) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Common Stock whenever such person or entity owns of record such Registrable Common Stock. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Common Stock, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Common Stock.
          (d) Remedies. Each Original Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the parties hereto hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
          (f) Notices. Any notices or other communications to be given hereunder by any party to another party shall be in writing, shall be delivered personally, by telecopy, by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, in the case of Original Holders or the Company, to the address of the party set forth on Schedule A hereto and, in the case of other Holders, to the address found in the records of the Company’s transfer agent and registrar, or to such other address as the party to whom notice is to be given may provide in a written notice to the other parties hereto, a copy of which shall be on file with the Secretary of the Company. Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three days after mailing if given by registered or certified mail as described above, and one Business Day after deposit if given by Federal Express or comparable delivery service.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (h) Severability. Notwithstanding any provision of this Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable Federal or state securities law. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          (i) Counterparts. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:	/s/ Marc D. Bassewitz
Name: Marc D. Bassewitz
Title: Senior Vice President and General Counsel

SPECIAL VALUE BOND FUND II, LLC

By:	SVIM/MSM II, LLC
Its:	Managing Member

By:	TENNENBAUM & CO., LLC
Its:	Managing Member

By:	/s/ Howard Levkowitz

Name: Howard Levkowitz
Title: Principal

SPECIAL VALUE ABSOLUTE RETURN FUND, LLC
By:	SVAR/MM, LLC
Its:	Managing Member

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Managing Member

By:	TENNENBAUM & CO., LLC
Its:	Managing Member
By:	/s/ Howard Levkowitz

Name: Howard Levkowitz
Title: Principal

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	/s/ Howard Levkowitz

Name: Howard Levkowitz
Title: Authorized Signatory

SPECIAL VALUE EXPANSION FUND, LLC

By:	/s/ Howard Levkowitz

Name: Howard Levkowitz
Title: Authorized Signatory

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